Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 9, 2016, relating to the consolidated financial statements of Unique Fabricating, Inc. appearing in the entity's Annual Report on Form 10-K for the fiscal year ended January 3, 2016.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
August 31, 2016